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                                                                   Exhibit 10.30

                                                                         MODEL

                               AGREEMENT BETWEEN
                           EINSTEIN/NOAH BAGEL CORP.
                                      AND
                    BAGEL STORE DEVELOPMENT FUNDING, L.L.C.


     This agreement (the "Agreement") is made as of ______ ___, 199_ by and between Bagel Store Development Funding, L.L.C., a Delaware limited liability company (the "Fund"), and Einstein/Noah Bagel Corp., a Delaware corporation ("ENBC").

                                    RECITALS

     The Fund desires to make an equity investment in [Area Developer], a Delaware limited liability company and an ENBC area developer (the "Developer"). To induce the Fund to make such investment, ENBC is willing to enter into this agreement pursuant to which ENBC will be obligated to purchase such equity interest in certain cases, all on the terms and subject to the conditions set forth herein.

                                   COVENANTS

     In consideration of the foregoing and the mutual covenants and agreements contained herein, ENBC and the Fund hereby agree as follows:

          1. DEFINED TERMS. As used herein, the following terms shall have the meanings given them below:

          "Business Day" shall mean a day on which Federal and state chartered banks in Denver, Colorado are open for commercial banking business.

          "Company Value" means the amount equal to the product of (i) the income from operations of the Developer (computed in accordance with generally accepted accounting principles) before general and administrative expenses, depreciation and amortization, but after franchise royalties and marketing expenses (including without limitation contributions to national and local advertising funds), for the highest of the three fiscal quarters prior to the quarter in which the Conversion Right or the ENBC Option (each as defined in the Governing Documents) is exercised with the result that ENBC own a majority of the outstanding Units of the Developer (or, if applicable, the quarter in which ENBC fails to consent to an Incorporation and Public Offering or to a Termination requested pursuant to, and as defined in, the Governing Documents), adjusted by adding back to income from operations any amounts deducted therefrom representing rental expense with respect to capital leases and leases that are not classified as capital leases for financial accounting purposes but that are intended to be treated as secured borrowings under applicable commercial law and annualized by dividing


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such amount by the number of weeks in such quarter and multiplying the result by
52, multiplied by (ii) 6.5, less (iii) any indebtedness (other than any convertible loan from Einstein Bros.) of the Developer outstanding at the time the Conversion Right or the ENBC Option is exercised (or, if applicable, the time at which ENBC fails to consent to an Incorporation and Public Offering or Termination, as the case may be), including without limitation the imputed principal amount of any lease financing (including for this purpose capital leases as well as leases that are not classified as capital leases for financial accounting purposes but that are intended to be treated as secured borrowings under applicable commercial law), plus (iv) any cash balances of the Developer at such time, including without limitation any cash paid by ENBC upon the exercise of the ENBC Option or that would be payable by ENBC upon the exercise of the ENBC Option (to the extent of the number of Units of the Developer, if any, remaining outstanding under the ENBC Option less the number of Units of the Developer, if any, which would be issuable upon the conversion of any convertible debt from ENBC that has not yet been converted) and any amount payable to the Developer upon exercise of options outstanding pursuant to the Developer's Option Plan.

          "Developer" shall mean [Area Developer]., a Delaware limited liability company.

          "ENBC" shall mean Einstein/Noah Bagel Corp., a Delaware corporation.

          "Fund" shall mean Bagel Store Development Funding, L.L.C., a Delaware limited liability company.

          "Governing Documents" shall mean Developer's certificate of formation and limited liability company agreement.

          "Put Price" means the Company Value divided by the total number of outstanding Units of the Developer at the time of the determination of the Put Price, including for this purpose any Units of the Developer issuable upon exercise of any options outstanding pursuant to the Developer's Option Plan or upon exercise of the ENBC Option or the Conversion Right, if the ENBC Option and the Conversion Right have not expired.

          "Units" shall mean the units of membership interest in the Developer that may be owned by the Fund.

          "Units of the Developer" shall mean the units of membership interest in the Developer.

          "Unit Purchase Agreement" shall mean the Unit Purchase Agreement dated the same date as this Agreement pursuant to which the Fund is purchasing an equity interest in the Developer.

          2. PURCHASE OF UNITS BY ENBC IN EVENT OF DEVELOPER'S FAILURE TO REDEEM. In the event that the Developer fails for any reason to timely redeem any Units that are required to be redeemed pursuant to the terms of the Governing Documents, then, subject to the provisions of Section 3 hereof, ENBC shall purchase from the Fund, and the Fund shall


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sell to ENBC, that number of the Units which are not redeemed for a purchase price equal to the Put Price in effect at the closing of such purchase. Subject to the provisions of Section 3 hereof, the closing date for the purchase of Units pursuant to this Section 2 shall be no later than 45 calendar days after the date the redemption of the Units would have occurred had such redemption occurred as required by the Governing Documents, or if such date is not a Business Day, the first Business Day thereafter. The closing shall be held at the principal offices of ENBC. At the closing, (i) ENBC shall pay the purchase price for the Units being purchased in cash by wire transfer of immediately available funds to an account designated by the Fund or, at ENBC's option, by delivery of registered shares of common stock of ENBC (if ENBC is then a publicly-traded corporation) or of Boston Chicken, Inc., a Delaware corporation ("BCI"), in either case having a fair market value equal to the Put Price, or a combination of cash and such shares of common stock of ENBC or BCI equal in the aggregate to the Put Price, as determined by ENBC, and (ii) the Fund shall deliver to ENBC an assignment of the Units in a form satisfactory to ENBC. For purposes of this Section 2, the value of shares of ENBC or BCI common stock delivered shall be determined as provided in the Governing Documents.

          3. GOVERNMENTAL CONSENTS OR APPROVALS. In the event any sale of the Units by the Fund to ENBC hereunder is subject to any requirement that ENBC or the Fund shall have obtained any consent to or approval of such transaction from any governmental authority, then (i) it shall be a condition to the respective obligations of ENBC and the Fund to consummate such transaction that such consent or approval shall have been given, and (ii) if such consent or approval has not been given prior to the closing date otherwise specified herein, the closing date shall be changed to the second Business Day following the date on which such consent or approval is given.

          4. REPRESENTATIONS AND WARRANTIES OF ENBC. ENBC represents and warrants to the Fund that:

          (a) ENBC is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, with full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of ENBC. This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of ENBC, enforceable in accordance with its terms.

          (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with or violate any provision of the certificate or incorporation or bylaws of ENBC or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against ENBC;


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     (ii) result in any breach of or default under any mortgage, contract, agreement, indenture, trust or other instrument which is either binding upon or enforceable against ENBC; or (iii) breach or violate any provision of any law or regulation applicable to ENBC.

          5. REPRESENTATIONS AND WARRANTIES OF THE FUND. The Fund represents and warrants to ENBC that:

          (a) The Fund is a limited liability company duly organized and validly existing in good standing under the laws of the State of Delaware, with full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action of members and managers of the Fund. This Agreement has been duly executed and delivered by the Fund and constitutes a valid and binding obligation of the Fund enforceable in accordance with its terms.

          (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with or violate any provision of the certificate of formation or limited liability company agreement of the Fund or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against the Fund; (ii) result in any breach of or default under any mortgage, contract, agreement, indenture, trust or other instrument which is either binding upon or enforceable against the Fund; or (iii) breach or violate any provision of any law or regulation applicable to the Fund.

          (d) The Fund is the sole record and beneficial owner of the Units, free and clear of all liens, pledges, encumbrances, and claims of every kind. There are no outstanding warrants, options or rights of any kind to acquire from the Fund any of the Units, there are no restrictions (other than those arising from federal and state securities laws) on, and there are no agreements relating to, the transfer of any of the Units other than this Agreement. The assignment of the Units to ENBC in accordance with this Agreement will vest title to the Units in ENBC, free and clear of all liens, pledges, encumbrances, and claims of every kind except those arising by virtue of any agreement or arrangement entered into by ENBC.

          6. CHANGE OF TERMS OF UNITS. The Fund agrees that it will not vote in favor of, or otherwise consent or agree to, any amendment of the Governing Documents that would change in any manner whatsoever the voting powers, designations, preferences, rights, qualifications, restrictions, limitations or other terms or provisions of the Units without the prior written consent of ENBC, and the Fund further agrees that it will not transfer the Units

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unless it has first obtained the written agreement of the proposed transferee to be bound by the provisions of this Section 6.

          7. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The respective representations, warranties, covenants and agreements of the parties shall survive the consummation of the transactions contemplated hereby.

          8. AMENDMENT AND MODIFICATION. The parties hereto may amend, modify and supplement this Agreement only by an instrument in writing executed by each party to this Agreement.

          9. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          10. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings and agreements of the parties with respect thereto.

          11. HEADINGS. The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          12. EXECUTION IN COUNTERPART. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

          13. EXPENSES. Each of the parties to this Agreement shall pay all of the expenses incurred by it in connection with this Agreement, including without limitation its legal and accounting fees. The Fund shall pay any transfer taxes arising out of the sale of Units to ENBC pursuant to this Agreement.

          14. BROKERS' COMMISSIONS. Each party to this Agreement shall indemnify and hold harmless the other party from the commission, fee or claim of any person, firm or corporation employed or retained or claiming to be employed or retained by it to bring about, or to represent it in, the transactions contemplated thereby.

          15. NOTICES. Any notice, request, information or other document to be given thereunder to any of the parties by any other party shall be in writing and delivered personally or sent by FedEx or other carrier, transmitted by fax, or sent registered or certified mail, postage prepaid, as follows:

     If to the Fund, addressed to:

          Bagel Store Development Funding, L.L.C.
          c/o Einstein/Noah Bagel Corp.
          1526 Cole Boulevard, Suite 200
          Golden, CO  80401-4086
          Attention:  General Counsel

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     If to ENBC, addressed to:

          Einstein/Noah Bagel Corp.
          1526 Cole Boulevard, Suite 200
          Golden, CO  80401-4086
          Attention:  General Counsel

Each notice shall be deemed to have been given upon the earlier of the receipt of such notice by the intended recipient thereof, two days after it is sent by FedEx or other reliable overnight courier or sent by fax, or five days after it is mailed by registered or certified mail, return receipt requested.

          16. LIMITATIONS ON DAMAGES. Notwithstanding anything to the contrary herein, no party hereto shall be liable for consequential, indirect, incidental, special, speculative or punitive damages (including, but not limited to, loss of revenue or profit) whether such claim alleges breach of contract, tortious conduct including, but not limited to, negligence, or any other theory.

          17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and to be performed therein.

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     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.


                                BAGEL STORE DEVELOPMENT FUNDING, L.L.C.

                                By:  EINSTEIN/NOAH BAGEL CORP.
                                    Its Manager

                                    By: ______________________________

                                    Title:____________________________



                                EINSTEIN/NOAH BAGEL CORP.

                                    By: ______________________________

                                    Title:____________________________

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